UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 22, 2004

NETOPIA, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-28450	94-3033136
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6001 Shellmound Street, 4th Floor, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 420-7400

Same

(Former name or Former Address, if Changed Since Last Report.)

Item 5. Other Events and Regulation FD Disclosure.

On July 22, 2004, Netopia, Inc. announced via press release its financial results for the third fiscal quarter ended June 30, 2004. In the press release, the Company reported that its operating expenses for the third fiscal quarter include a specific bad debt charge of $750,400 relating to non-payment from a software reseller. The Company is continuing to work with the software reseller to resolve the matter. The underlying transaction relating to this bad debt charge involves a software license for which the Company recognized $670,000 of Web platform license revenue in the fourth fiscal quarter of the fiscal year ended September 30, 2003. In the third fiscal quarter of the fiscal year ended September 30, 2002, the Company also entered into a Web platform software license with the same software reseller and recognized revenue of approximately $1.5 million in that quarter. The Company collected approximately half of the software license fee in that quarter and the remaining half in the next quarter. The Company, through its Audit Committee, has initiated an internal review of these transactions, including the original accounting treatment and the appropriateness and timing of revenue recognition. The outcome of the internal review may affect Netopia’s reported results for periods during the current and prior fiscal years. The review is ongoing, and the Company is not able at this time to predict the outcome of the internal review.

Item 7. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description
99.1	Press Release dated July 22, 2004.

Item 12. Results of Operations and Financial Condition.

On July 22, 2004, Netopia, Inc. announced via press release its financial results for the third fiscal quarter ended June 30, 2004. A copy of the Company’s press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are provided under Item 12 of Form 8-K and are furnished to, but not filed with, the United States Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETOPIA, INC.

Date: July 22, 2004	By:	/s/ ALAN B. LEFKOF
Alan B. Lefkof
President and Chief Executive Officer
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated July 22, 2004